Exhibit 99.1

For Immediate Release

13 June 2012

All Tronox Stockholders to Receive Class A Shares in Tronox Limited & Cash

Threshold Not Met for Exchangeable Share Election

STAMFORD, Conn, June 13, 2012 —Tronox Incorporated (TROX.PK) announced today that all outstanding shares of its common stock will be converted into Class A Shares in Tronox Limited and $12.50 per share in cash at the close of its pending acquisition of the mineral sands business of Exxaro Resources Limited.

As announced on June 8, the period during which stockholders may elect to receive exchangeable shares of Tronox Incorporated in the transaction expired at 5:00 p.m., New York City time, on June 12, 2012. Based on results of the election, holders of less than 5% of the aggregate number of shares of Tronox common stock outstanding as of April 30, 2012, the record date for the special meeting of stockholders held on May 30, 2012, elected to receive exchangeable shares in the transaction. In accordance with the terms of the transaction agreement, since the number of Tronox shares subject to exchangeable share election is below the minimum threshold required for issuing exchangeable shares, all outstanding shares of Tronox common stock (other than shares held by holders who properly exercise their dissenters’ rights under Delaware law) will be converted into one Class A Share and $12.50 in cash per share upon the closing of the transaction.

As announced previously, the transaction is scheduled to close on Friday, June 15, 2012. The company plans to list the Class A Shares on the New York Stock Exchange on June 18, 2012 under the ticker symbol TROX.

About Tronox

Tronox is a global leader in the production and marketing of titanium products. Through the integration of its chemical and mineral sands business, the company provides its customers a dependable supply of brightening solutions for a variety of end-uses. For more information, visit www.tronox.com.

FORWARD LOOKING STATEMENTS

Statements in this release that are not historical are forward-looking statements. These forward-looking statements are based upon management’s current beliefs and expectations and are subject to uncertainty and changes in circumstances. The forward-looking statements involve risks that may affect the company’s operations, markets, products, services, prices and other risk factors as discussed in the company’s financial statements published on our website and in our filings with the Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal regulatory and technological factors. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction involving Tronox Incorporated, Tronox Limited and Exxaro, Tronox Limited and Tronox Incorporated have filed with the SEC a Registration Statement on Form S-4 that includes a definitive proxy statement of Tronox Incorporated that also constitutes a prospectus of Tronox Limited. The Registration Statement was declared effective by the SEC on May 4, 2012 and Tronox Incorporated commenced the mailing of the definitive proxy statement/prospectus to its stockholders on or about May 7, 2012. Tronox Incorporated urges investors and stockholders to read the definitive proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed transaction, as well as other documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Tronox Incorporated’s website (www.tronox.com) under the heading “Investor Relations.”

Media Contact: Bud Grebey

Direct: 203.705.3721

Investor Contact: Brennen Arndt

Direct: 203.705.3722